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                                    SUPPLEMENT 1
                                         TO
                              COLEMAN MONTHLY SALARIED
                         RETIREMENT INCENTIVE SAVINGS PLAN


     The following Amendments to the Coleman Retirement Monthly Salaried Incentive Savings Plans ("MS CRISP") are made effective as of the dates stated herein by The Coleman Company, Inc. (the "Company").

     WHEREAS, the Company has reserved the right to amend the Plan; and

     WHEREAS, it is desirable to make certain amendments to the Plan.

     NOW, THEREFORE, the Plan shall be amended as follows:

     SUPPLEMENT 1 shall be added and shall read as follows:

                                TRANSFER OF ACCOUNTS
                           OF PARTICIPANTS TRANSFERRED TO
                 EMPLOYMENT WITH ADVANCED TECHNOLOGY SERVICES, INC.


     A.   Background and Purpose.   Effective as of July 6, 1998, The Coleman
          Company, Inc. outsourced certain maintenance operations to Advanced Technology Services, Inc. ("ATS") and in the process transferred the employment of certain of its employees ("Transferred Employees") to employment with ATS. Effective as of the closing ("Closing") of the transfer, Transferred Employees ceased to participate in this Plan. The purpose of this Supplement is to provide special rules relating to the transfer from this Plan to the Advanced Technology Services, Inc. 401(k) Profit Sharing Plan ("ATS Plan") of plan accounts of certain Transferred Employees as of July 6, 1998, or such other date as may be provided by the Plan Administrator ("Transfer Date").

     B. Contributions. Prior to the Transfer Date, the Employer shall make or shall cause to be made all contributions on behalf of Transferred Employees in such amounts as may be required under the terms of the Plan for periods prior to the Closing.

     C. Full Vesting. Each Transferred Employee shall be fully vested in and have a nonforfeitable right to the entire balances in his Account, regardless of his number of years of service.

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     D.   Election.  In accordance with rules established by the Plan
          Administrator each Transferred Employee may elect to have his Account remain in the Plan and be held and distributed upon a separation from service in accordance with the terms of the Plan. Any Transferred Employee who does not elect to have his Account remain in the Plan shall have his Account transferred to the ATS Plan pursuant to paragraph E below.

     E. Transfer of Accounts. Effective as of the Transfer Date, the Plan Accounts of Transferred Employees (other than those Transferred Employees who elect to have their vested balances remain in this Plan pursuant to paragraph D above) are being transferred to the ATS Plan. The transfer of such Accounts shall be made in accordance with Section 401(a)(12) and Section 414(l) of the Internal Revenue Code and the regulations thereunder. After such transfer, no Transferred Employee whose Account is being transferred, or other person claiming benefits for or on account of such Transferred Employee, shall be entitled to or have any interest in benefits under this Plan.

     F. Transfer of Assets. As soon as practicable after the Transfer Date, the Plan Administrator shall direct the Trustee to transfer to the trust that funds benefits under the ATS Plan cash (or such other assets as the Plan Administrator may determine, including loans from the Plan to Transferred Employees) equal to the value of the Accounts that are transferred pursuant to paragraph E above.

     G. Accounts. Any account transferred pursuant to paragraph E above shall be adjusted as of the Transfer Date in accordance with the provisions of the Plan. Such account balances, as so adjusted, shall be added to account balances in the ATS Plan for Transferred Employees. Thereafter, such accounts shall be adjusted and be payable to participants and their beneficiaries in accordance with the terms of the ATS Plan, subject to the requirements of Section 411(d)(6) of the Internal Revenue Code.

     H. Use of Terms. Terms used in this Supplement shall, unless otherwise defined in this Supplement, have the meanings set forth in the Plan.

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IN WITNESS WHEREOF, the authorized officers of The Coleman Company, Inc. have signed this document and have affixed the corporate seal, effective as of the 15 day of March, 1999.


                                             THE COLEMAN COMPANY, INC.

ATTEST:
                                             By /s/ Ronald R. Richter
                                               -----------------------
                                                    Ronald R. Richter

                                             Its    Vice President and Treasurer

By /s/ Janet G. Kelley
  ----------------------
       Janet G. Kelley

Its    Vice President and Secretary